                                                                     EXHIBIT 2.2
                                  ENSTAR, INC.
                             SUBSCRIPTION AGREEMENT
                             6479 City West Parkway
                         Eden Prairie, Minnesota  55344
                                 612 / 941-3200

1.       INVESTMENT INFORMATION
Enclosed is $____________________ for the purchase of a Subordinated Debenture. (Minimum investment is $1,000.) Make checks payable to North Star Universal, Inc.

Type of                             Simple                                  At
Debenture             Amount        Interest       Quarterly     Monthly    Maturity
- ---------             ------        --------       ---------     -------    --------
2 Year                                    %          [   ]        [   ]      [   ]
5 Year                                    %          [   ]        [   ]      [   ]
10 Year                                   %          [   ]        [   ]      [   ]

Monthy interest payments are only available on Debentures of $5,000 or more. Interest payable at maturity is compounded quarterly and reported annually for income tax purposes.

2.       INVESTMENT OWNERSHIP INFORMATION
Ownership of certificates will be registered exactly as written: (Choose only one.)

[   ]    Individual       ______________________           _____________________
                          Name                              Social Security #

[   ]    Joint Tenant     ______________________           _____________________
                          Name                              Social Security #

[   ]    Uniform Transfers                 ___________________________
         to Minors Act                     Custodian's Name (only 1 permitted)

                                           ___________________________                ___________________
                                           Minor's Name (only 1 permitted)                 SS  #

3.       MAILING ADDRESS                                                Joint Tenant's Address

                                                          |
______________________________________________            |             ________________________________________________
                                                          |
______________________________________________            |             ________________________________________________
                                                          |
______________________________________________            |             ________________________________________________


4.       SIGNATURE
I certify that under penalties of perjury: (A) I am a resident of the State of Minnesota and have received ENStar's Prospectus, (B) the number shown on this form is the correct applicable Taxpayer Id Number/Social Security Number and
(C) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends of the IRS has notified me that I am no longer subject to backup withholding. I understand that: ENStar may reject my offer to purchase a Debenture in whole or in part, (B) offer to purchase Debentures shall not become effective until accepted by ENStar (C) ENStar will not accept my offer unless I have either previously received the current amendment to the Prospectus, if any, or until 5 business days after the current amendment of the Prospectus has been mailed to me following ENStar's receipt of this Subscription Agreement and (D) prior to acceptance by ENStar I may revoke this offer and receive my investment back.

If joint tenants, both should sign. If a custodian for a minor, the custodian should sign.

_____________________________________________                 _______________
Signature of Owner or Custodian                               Date
_____________________________________________                 _______________
Signature of joint tenant, if any                             Date